Contact Information:

ADESA: Analyst Contact: Tim Clayton Chief Financial Officer 317-249-4254	IAAI: Thomas C. O’Brien Chief Executive Officer 708-492-7001

Media Contact: Julie Vincent Director of Corporate Communications 317-249-4233	AT ASHTON PARTNERS: Chris Kettmann General Inquiries 312-553-6716

ADESA ANNOUNCES AGREEMENT TO BE ACQUIRED BY PRIVATE EQUITY FIRMS;
INSURANCE AUTO AUCTIONS TO BE COMBINED WITH ADESA

ADESA stockholders to receive $27.85 per share in cash
Total transaction valued at approximately $3.7 billion

CARMEL, Ind. and WESTCHESTER, Ill., December 22, 2006 — ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, announced today that it has entered into a definitive merger agreement to be acquired by a group of private equity funds consisting of Kelso & Company, GS Capital Partners, an affiliate of Goldman Sachs, ValueAct Capital and Parthenon Capital.  Under the merger agreement, each outstanding share of ADESA common stock will be converted into the right to receive $27.85 per share in cash, representing a premium of approximately 10% to ADESA’s closing share price of $25.40 on December 21, 2006 and approximately 37% to ADESA’s closing share price of $20.31 on July 26, 2006, the date the Board of Directors authorized the initiation of this process.  The Board has approved the definitive agreement and has resolved to recommend that ADESA’s stockholders adopt the agreement.

Insurance Auto Auctions, Inc. (“IAAI”), a leading provider of automotive salvage auction and claims processing services in the United States, will be combined with ADESA.  IAAI is owned by Kelso & Company, Parthenon Capital and certain members of its senior management team.  The total transaction value, including the contribution of IAAI, the assumption or refinancing of approximately $700 million of debt and the payment of related fees and expenses, is approximately $3.7 billion.  The contemplated refinancing is expected to include the defeasance of ADESA’s existing 7 5/8% Senior Subordinated Notes due 2012 and a tender offer for IAAI’s existing 11% Senior Notes due 2013.

“We are pleased to announce this definitive agreement,” said ADESA, Inc. Chairman and CEO David Gartzke.  “After several years as a public company, we believe that we can more successfully execute and achieve our long-term goals in a private context.  Accordingly, the Board conducted a thorough analysis and determined that this transaction is in the best interests of our stockholders.  Since this time, with the assistance of UBS Investment Bank, we conducted a robust auction process involving extensive discussions with numerous parties.” Mr. Gartzke added, “We believe that the transaction will position the company for even greater future success which will benefit both our employees and our customers.”

Tom O’Brien, President and Chief Executive Officer of IAAI stated “We are very excited by the opportunities this transaction will create, combining ADESA’s salvage operations with IAAI to create a best-in-class organization.  The combined company will be a leader in the auto auction industry and will capitalize on IAAI’s track record of operational excellence and high customer satisfaction.”

The transaction, which is subject to approval by ADESA stockholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, is expected to close in the first half of 2007.

UBS Investment Bank acted as the strategic and financial advisor to ADESA.  Credit Suisse Securities (USA) LLC acted as financial advisor to the Board of Directors of ADESA in connection with the transaction.  Morrison & Foerster LLP acted as legal advisor to ADESA in connection with the transaction.  Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the group of private equity funds.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit the company’s Web site at http://www.adesainc.com.

About Insurance Auto Auctions, Inc.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turn-key solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 95 sites across the United States.  For more information, please visit www.iaai.com.

About Investors

Kelso & Company, one of the oldest and most established firms specializing in private equity investing, has been involved in leveraged acquisitions both as principal and as financial advisor since 1971.  Kelso makes equity investments on behalf of investment partnerships, which it manages. Since 1980, Kelso has invested in more than 85 companies.  For more information, please visit www.kelso.com.

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division. Goldman Sachs’ Principal Investment Area has formed 12 investment vehicles aggregating $35 billion of capital to date.  For more information, please visit www.gs.com/pia.

VALUEACT CAPITAL®, with offices in San Francisco and Boston and more than $4.8 billion in investments, seeks to make strategic-block value investments in a limited number of companies.  The Principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital. VALUEACT CAPITAL concentrates primarily on acquiring significant ownership stakes in publicly traded companies, and a select number of control investments, through both open-market purchases and negotiated transactions.

Parthenon Capital is a private equity firm with offices in Boston and San Francisco.  The firm provides capital and strategic resources to growing middle market companies for acquisitions, internal growth strategies and shareholder liquidity.  The firm invests in a wide variety of industries with particular expertise in Business Services, Financial Services and Healthcare.  For more information, please visit www.parthenoncapital.com.

Forward-Looking Statements

The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in ADESA’s and IAAI filings with the SEC, including their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.  The statements contained in this release that are not historical facts are forward-looking statements.  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements, including, but not limited to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the contemplated transactions.  In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “should,” “anticipates,” “predict,” “projects,” “targeting,” “potential,” “or “contingent,” the negative of these terms, or other similar expressions.  Actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in “Risk Factors” in ADESA’s and IAAI’s Form 10-K.  You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the parties undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About the Transaction

In connection with the transaction, ADESA plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement.  The proxy statement will contain important information about ADESA, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it becomes available.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ADESA through the Securities and Exchange Commission’s website at http://www.sec.gov, or by contacting ADESA’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

ADESA and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the contemplated transactions.  Information about ADESA’s participants in the solicitation is set forth in ADESA’s Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and the proxy statement relating to the transaction (when it becomes available).